Exhibit 10.1

SUBSCRIPTION AGREEMENT

[Address]

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between Motion Acquisition Corp., a Delaware corporation (including any successor thereto pursuant to the terms of the Transaction Agreement, “Motion”), and Ambulnz, Inc. a Delaware corporation (“Ambulnz”), pursuant to a business combination agreement (the “Transaction Agreement”) to be entered into among Ambulnz, Motion and Motion Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Motion, Motion is seeking commitments from interested investors to purchase shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Shares”), of Motion, for a purchase price of $10.00 per share (the “Price Per Share”). The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Transaction Agreement. Substantially concurrently with the execution of this Subscription Agreement, Motion is entering into separate subscription agreements (the “Other Subscription Agreements”) with certain other “qualified institutional buyers” (as such term is defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”)), and institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act) to acquire Class A Common Shares at the same Price Per Share.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and Motion agree as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Motion, and Motion agrees to issue and sell to the Investor, such number of Class A Common Shares (the “Shares”) as is set forth on the signature page of this Subscription Agreement on the terms and conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and immediately prior to the Effective Time. Following satisfaction or waiver of the conditions set forth in Section 3 below and delivery of written notice from (or on behalf of) Motion to the Investor (the “Closing Notice”) that Motion reasonably expects the closing of the Transaction to occur on a specified date that is not less than five (5) business days after the date on which the Closing Notice is delivered to the Investor (the “Closing Date”), the Investor shall deliver the Subscription Amount to Motion two (2) business days prior to the Closing Date, by wire transfer of United States dollars in immediately available funds to the account(s) specified by Motion in the Closing Notice, to be held in escrow until the Closing. On the Closing Date, Motion shall deliver to the Investor the Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those set forth in this Subscription Agreement, arising under any written agreement to which the Investor is a party, or arising under applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) by causing such Shares to be registered on Motion’s share register and will provide the Investor evidence of such issuance from Motion’s transfer agent (the “Transfer Agent”). In the event the Closing Date does not occur within two business days after the Closing Date specified in the Closing Notice, Motion shall promptly (but not later than one business day thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

3. Closing Conditions.

a.   The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) all conditions precedent to the closing of the Transaction in Sections 6.1 and 6.2 of the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived.

b. The obligation of Motion to consummate the purchase and sale of the Shares at the Closing pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by Motion of the additional conditions that:

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date; and

(ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

c.   The obligation of the Investor to consummate the purchase and sale of the Shares at the Closing pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by the Investor of the additional conditions that:

(i) all representations and warranties of Motion contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Motion of each of the representations, warranties, covenants and agreements of Motion contained in this Subscription Agreement as of the Closing Date;

(ii) Motion shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii) the Transaction Agreement (as the same exists on the date hereof as provided to the Investor) shall not have been amended or modified, and no waiver have occurred thereunder, that would reasonably be expected to materially and adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement without having received the Investor’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

4. Further Assurances. At the Closing, Motion and the Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Motion Representations and Warranties. Motion represents and warrants to the Investor that:

a. Motion has been duly formed as a Delaware corporation and is validly existing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. Motion has no subsidiaries other than Merger Sub and does not own, directly or indirectly, interests or other investments (whether equity or debt) in any other Person.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Motion’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by Motion and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Motion in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The execution and delivery of, and the performance of the transactions contemplated by this Subscription Agreement, including the issuance and sale of the Shares, and the compliance by Motion with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Motion or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Motion or any of its subsidiaries is a party or by which Motion or any of its subsidiaries is bound or to which any of the property or assets of Motion is subject that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Motion and Ambulnz and their respective subsidiaries, taken as a whole, and including the combined company after giving effect to the transactions hereunder or under the Transaction Agreement, or prevents or materially impairs the ability of Motion to enter into and perform its obligations under this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Motion; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Motion or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Motion to comply in all material respects with this Subscription Agreement.

e. As of their respective dates, all reports (the “SEC Reports”) required to be filed by Motion with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Motion included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Motion as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of complete footnotes. Motion has timely filed with the SEC each SEC Report that Motion was required to file with the SEC. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system.

f.   Motion is not, and immediately after receipt of payment for the Shares under this Agreement and the Class A Common Shares subscribed for under the Other Subscription Agreements, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

g. As of the date hereof, the authorized capital stock of Motion is 63,500,000 shares, consisting of (a) 50,000,000 Class A Common Shares, (b) 12,500,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Shares”), and (c) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Shares”). As of the date hereof: (i) 0 Preferred Shares are issued and outstanding; (ii) 11,500,000 Class A Common Shares are issued and outstanding; (iii) 2,875,000 Class B Common Shares are issued and outstanding; (iv) 2,533,333 warrants to purchase 2,533,333 Class A Common Shares (the “Private Placement Warrants”) are outstanding and (v) 3,833,333 warrants to purchase 3,833,333 Class A Common Shares (the “Public Warrants”) are outstanding. All (A) issued and outstanding Class A Common Shares and Class B Common Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights, (B) outstanding Private Placement Warrants and Public Warrants are and validly issued, are fully paid, and are legally binding obligations of Motion enforceable against Motion in accordance with their terms (except (i) as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and are not subject to preemptive rights, and (C) all Class A Common Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, upon issuance in accordance with the terms of the Warrants, will be validly issued, fully paid, and not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Motion any Class A Common Shares or Class B Common Shares, or any other equity interests in Motion or securities convertible into or exchangeable or exercisable for such equity interests. There are no shareholder agreements, voting trusts, or other agreements or understandings to which Motion is a party or by which it is bound relating to the voting of any securities of Motion, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement. Except as described in the SEC Reports, there are no securities or instruments issued by or to which Motion is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares pursuant to this Subscription Agreement or any Other Subscription Agreement.

h. Other than the Other Subscription Agreements, the Transaction Agreement, or as disclosed in the SEC Reports filed prior to the date of the Subscription Agreement, Motion has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in Motion (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of Motion by existing securityholders of Motion, which may be effectuated as a forfeiture to Motion and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of Motion pursuant to the Transaction Agreement). The Other Subscription Agreements reflect the same Price Per Share as this Subscription Agreement. No Other Subscription Agreement or other similar agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber or other person than the Investor hereunder, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the Shares, and such other agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

i. Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim, or other proceeding, in each case by or before any governmental entity pending, or, to the knowledge of Motion, threatened in writing against Motion, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Motion.

j. As of the date hereof, the Class A Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on The Nasdaq Stock Market (“Nasdaq”). There is no suit, action, proceeding or investigation pending or, to the knowledge of Motion, threatened in writing against Motion by Nasdaq or the SEC with respect to any intention by such entity to deregister such shares or prohibit or terminate the listing of the Class A Common Shares on Nasdaq. Motion has taken no action that is designed to terminate the registration of such shares under the Exchange Act.

k. Motion is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 7, (iv) those required by Nasdaq, including with respect to obtaining approval of Motion’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

l. Motion is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares, other than to the Placement Agents (as defined below).

m.   Motion acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Investor effecting a pledge of Shares shall not be required to provide Motion with any notice thereof or otherwise make any delivery to Motion pursuant to this Subscription Agreement. Motion hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Investor.

6. Investor Representations and Warranties. The Investor represents and warrants to Motion that:

a. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, and an “Institutional Account” as defined in FINRA Rule 4512(c), (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that Motion is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Motion or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry positions representing the Shares shall contain a restrictive legend to such effect; as a result the Investor may not be able to readily offer, resell, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares from Motion. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Motion, Ambulnz, or their respective affiliates or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Motion, the Transaction and the business of Ambulnz and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed Motion’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Motion, Ambulnz or a representative of Motion or Ambulnz or by means of contact from Barclays Capital Inc. (“Barclays”) and Deutsche Bank Securities Inc. (“Deutsche Bank”), including any of their respective affiliates (collectively, the “Placement Agents” and each, a “Placement Agent”), and the Shares were offered to the Investor solely by direct contact between the Investor and Motion, Ambulnz or a representative of Motion or Ambulnz or by contact between the Investor and a Placement Agent. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Motion, Ambulnz, the Placement Agents or their respective affiliates or any of its or their control persons, officers, directors, employees or representatives), other than the representations and warranties of Motion contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Motion. The Investor further acknowledges that the Placement Agents have not made, do not make and shall not be deemed to make any express or implied representation or warranty with respect to Motion, Ambulnz, this offering or the Transaction.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Motion’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Shares.

h. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Motion. The Investor acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has (a) received, reviewed and understood the materials made available to the Investor in connection with the Transaction, (b) had the opportunity to ask questions of and receive answers from Motion directly and (c) conducted and completed its own independent due diligence with respect to the Transaction. Based on such information as the Investor has deemed appropriate and without reliance upon either of the Placement Agents, it has independently made its own analysis and decision to purchase the Shares. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of either of the Placement Agents or any of their respective affiliates or any of their respective control persons, officers, directors, employees , partners, agents or representatives of any of the foregoing concerning Motion, Ambulnz, the Transaction, the Transaction Agreement, the Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k. The Investor, if not an individual, has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Motion, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

m. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

n. The Investor acknowledges that no disclosure or offering document has been prepared by either of the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Shares.

o. The Investor acknowledges that the Placement Agents and their respective controlling persons, directors, officers, employees, partners, agents and representatives of the foregoing have made no independent investigation with respect to Motion or its subsidiaries or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Motion, its subsidiaries, or any of their officers, directors, partners, agents, partners, agents, or representatives.

p. In connection with the issue and purchase of the Shares, the Investor acknowledges and agrees that (i) each Placement Agent is acting solely as placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity (except, (x) with respect to Deutsche Bank, as described in Section 6.s. below and (y) with respect to Barclays, which is also acting as financial advisor and capital markets advisor to Motion) and is not and shall not be construed as a fiduciary for the Investor, Motion, Ambulnz or any other person or entity in connection with the Transaction, (ii) no Placement Agent has made nor will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transaction, and (iii) no Placement Agent will have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning Motion, Ambulnz or the Transaction.

q. At the Closing, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares when required pursuant to this Subscription Agreement.

r.   The Investor acknowledges and is aware that Deutsche Bank is acting as financial advisor to Ambulnz in connection with the Transaction and capital markets advisor to Ambulnz and hereby waives any claims it may have based on any actual or potential conflict of interest or similar claim relating to or arising from Deutsche Bank acting as financial advisor and capital markets advisor to Ambulnz in connection with the Transaction.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, Motion agrees that, as soon as reasonably practicable (but in any case no later than thirty (30) calendar days after the consummation of the Transaction), it will file with the SEC (at its sole cost and expense) a registration statement registering such resale (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the tenth (10th) business day after the date Motion is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided, that if such falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business. Motion agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the amount of such securities that may be sold. Motion may amend the Registration Statement so as to convert the Registration Statement into a Registration Statement on Form S-3 at such time as Motion becomes eligible to use such Form S-3. The Investor agrees to disclose its ownership to Motion upon request to assist it in making the determination described above. Motion’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Motion such information regarding the Investor, the securities of Motion held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by Motion to effect the registration of such Shares, and shall execute such documents in connection with such registration as Motion may reasonably request that are customary of a selling stockholder in similar situations; provided, however, that the Investor shall not in connection with the foregoing be required by Motion to execute any lock-up or similar agreement in respect of, or otherwise be subject to any other agreement with Motion that imposes a contractual restriction on the ability to transfer, the Shares.

b. At its expense Motion shall:

(i) advise the Investor within five (5) business days:

(1) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; and

(2) of the receipt by Motion of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Notwithstanding anything to the contrary set forth herein, Motion shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding Motion other than to the extent that providing notice to the Investor of the occurrence of the events listed in clauses (1) or (2) above constitutes material, nonpublic information regarding Motion;

(ii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iii) use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Class A Common Shares issued by Motion have been listed; and

(iv)   use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares required hereby.

c. Notwithstanding anything to the contrary in this Subscription Agreement, Motion shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Motion or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Motion’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Motion in the Registration Statement of material information that Motion has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Motion’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Motion may not delay or suspend the Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Motion of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which Motion agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Motion that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Motion unless otherwise required by law or subpoena. If so directed by Motion, the Investor will deliver to Motion or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent the Investor is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up.

d. Indemnification.

(i) Motion agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors and officers, partners, managers, members, stockholders and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including without limitation reasonable and documented attorneys’ fees of one law firm) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same (1) are caused by or contained in any information furnished in writing to Motion by or on behalf of the Investor expressly for use therein, or (2) result from or in connection with any offers or sales effected by or on behalf of Investor in violation of Section 7(c).

(ii) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to Motion in writing such information and affidavits as Motion reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Motion, its directors and officers and each person who controls Motion (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including without limitation reasonable and documented attorneys’ fees of one law firm) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use therein; provided, however, that the liability of each Investor shall be several and not joint and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Shares giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

8. Additional Investor Agreement. The Investor hereby agrees that, from the date of this Subscription Agreement, none of Investor, its controlled affiliates, or any person or entity acting on behalf of Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of Motion prior to the Closing (or earlier termination of this Subscription Agreement). For purposes of this Section 8, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements or pledges expressly permitted by the terms of this Subscription Agreement), forward sale contracts, long puts, short calls and other similar arrangements (including swaps on a total return basis). Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management or that share an investment advisor with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the Transaction (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 8 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Subscription Agreement.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing or (d) November [●], 2021 if the closing of the Transaction has not occurred on or before such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. Motion shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement.

10. Trust Account Waiver. The Investor acknowledges that Motion is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Motion and one or more businesses or assets. The Investor further acknowledges that, as described in Motion’s prospectus relating to its initial public offering dated October 15, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Motion’s assets consist of the cash proceeds of Motion’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Motion, its public shareholders and the underwriter of Motion’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Motion to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Motion entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 10 shall (i) serve to limit or prohibit the Investor’s right to pursue a claim against Motion for legal relief against assets held outside the Trust Account (so long as such claim would not affect Motion’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of Motion), for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Investor may have in the future against Motion’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account to Motion (and not Motion’s public stockholders) and any assets that have been purchased or acquired with any such funds) (so long as such claim would not affect the Motion’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of Motion) and (iii) be deemed to limit any of Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of Motion acquired by any means other than pursuant to this Subscription Agreement. This section shall survive the termination of this Subscription Agreement.

11. Miscellaneous.

a.   Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of Motion and (ii) the Investor’s rights under Section 7 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 11 shall relieve the Investor of its obligations hereunder.

b. Motion may request from the Investor such additional information as Motion may reasonably deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided that Motion expressly agrees to keep any such information provided by the Investor confidential except as required by the applicable securities laws or pursuant to proceedings of regulatory authorities. The Investor acknowledges and agrees that if it does not provide Motion with such requested information, Motion may not be able to register the Investor’s Shares for resale pursuant to Section 7 hereof. The Investor hereby agrees that its identity and the Subscription Agreement, as well as the nature of the Investor’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing to be filed by Motion in connection with the issuance of shares contemplated by this Subscription Agreement and/or the Transaction.

c.   The Investor acknowledges that (i) Motion will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement and (ii) the Placement Agents will rely on the representations and warranties of Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Motion if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify Motion if they are no longer accurate in all respects). The Investor agrees that the purchase by the Investor of Shares from Motion will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase. The parties hereto further acknowledge and agree that each of the Placement Agents is a third-party beneficiary of the acknowledgements, agreements, representations and warranties of the parties contained in this Subscription Agreement.

d. Motion, Investor, and each of the Placement Agents are each irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e.  All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.   This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, Section 6, Section 11(c), Section 11(d), this Section 11(f) and Section 12 may not be modified, waived or terminated in a manner that is material and adverse to the Placement Agents without the written consent of each of the Placement Agents.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7.e, Section 11.c, and Section 11.d with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. The legend described in Section 6(b) shall be removed and Motion shall issue a certificate without such legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such the Shares are registered for resale under the Securities Act, upon the sale thereof, (ii) in connection with a sale, assignment or other transfer, such holder provides Motion with an opinion of counsel, in a form reasonably acceptable to Motion, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for Motion to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, the holder provides Motion with an undertaking to effect any sales or other transfers in accordance with the Securities Act. Motion shall be responsible for the fees of the applicable transfer agent and all DTC fees associated with such issuance and the Investor shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, feels and disbursements of their legal counsel and any applicable transfer taxes). To the extent required by the Transfer Agent, Motion shall use commercially reasonable efforts to cause its legal counsel to deliver a customary opinion within two business days of the delivery of all reasonably necessary representations and other documentation from the Investor as reasonably requested by Motion, its counsel or the transfer agent by the Investor to Motion’s transfer agent to the effect that the removal of the restrictive legend in such circumstances may be effected under the Securities Act.

m. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)  if to Investor, to such address(es) or email address(es) set forth herein;

(ii)  if to, prior to the Closing, Motion, to:

Motion Acquisition Corp.
c/o Graubard Miller

405 Lexington Avenue – 11th Floor

New York, NY 10174

Attention: Michael Burdiek, Chief Executive Officer

Email:       mburdiek@motionacquisition.com

with a required copy to (which copy shall not constitute notice):

Graubard Miller

405 Lexington Avenue – 11th Floor

New York, New York 10174

Attention: David Miller / Jeffrey Gallant

Email:       dmiller@graubard.com; jgallant@graubard.com

n. Each of Motion and the Investor shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

o. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(o).

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any of their respective control persons, officers, directors, employees, partners, agents, and any representatives of any of the foregoing), other than the statements, representations and warranties of Motion expressly contained in this Subscription Agreement, in making its investment or decision to invest in Motion. The Investor agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the respective controlling persons, officers, directors, partners, agents, partners, agents, and any representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any of their respective control persons, officers, directors or employees, or (iii) any other party to the Transaction Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Motion, Ambulnz, the Placement Agents or any Non-Party Affiliate concerning Motion, Ambulnz, the Placement Agents, any of their affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Motion, Ambulnz, the Placement Agents or any of Motion’s, Ambulnz’s or the Placement Agents’ respective affiliates or any family member of the foregoing. On behalf of itself and its affiliates, the Investor releases each of the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

13. Disclosure. Motion shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed all material terms of the transactions contemplated hereby (and by the other subscription agreements), the Transaction and any other material, nonpublic information that Motion has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to Motion’s knowledge, the Investor shall not be in possession of any material, non-public information received from Motion or any of its officers, directors or employees. Notwithstanding the foregoing, Motion shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by e-mail) of the Investor, except pursuant to Section 11(b) hereof or as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under Nasdaq Stock Market regulations, in which case Motion shall use its commercially reasonable efforts to consult with the Investor in advance as to the form, content and timing of such disclosure.

14. Independent Obligations. The obligations of Investor under this Subscription Agreement are several and not joint with the obligations of any Other Investor under the Other Subscription Agreements, and Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under the Other Subscription Agreements. The decision of Investor to purchase Shares pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor and independently of any information, materials, statements or opinions as to business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Motion or any of its subsidiaries which may have been made or given by any Other Investor or by any agent or employee of any Other Investor (or any other person) relating to or arising from any such information, materials, statements, or opinions.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn: ____________________________________	Attn: ____________________________________

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Motion in the Closing Notice.

IN WITNESS WHEREOF, Motion Acquisition Corp. has accepted this Subscription Agreement as of the date set forth below.

MOTION ACQUISITION CORP.

By:
Name:
Title:

Date: , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐ We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act ), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

** AND **

C.	FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “institutional account” under FINRA Rule 4512(c).

2.	☐ We are not an “institutional account” under FINRA Rule 4512(c).

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.